UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 7, 2017 (August 28, 2017)

AFH Acquisition IX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53070	42-1743424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 S. Beverly Drive, Suite #1600

Beverly Hills, CA 90212

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 475-3500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2017, AFH Acquisition IX, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) by and among Enrochem Limited, a company incorporated in England and Wales (“Enrochem”), AFH Holding & Advisory LLC, a Delaware limited liability company (“AFH Holding”), and the Company, which was amended by a letter agreement on September 6, 2017 (the “Letter Agreement”). Pursuant to the Stock Purchase Agreement, Enrochem purchased 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from AFH Holding for an aggregate purchase price of $750,000. All of the funds required to acquire the shares of the Common Stock by Enrochem were furnished from the working capital of Enrochem. As a result of the transaction, the Company is wholly-owned by Enrochem. Prior to the effective date of the Stock Purchase Agreement, the Company was wholly-owned by AFH Holding.

The foregoing description of the Stock Purchase Agreement and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Letter Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 above and Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2017, in connection with the transaction effectuated by the Stock Purchase Agreement, Amir Heshmatpour, the President, Secretary and sole director of the Company, resigned from his positions with the Company, effective August 30, 2017.

In addition, on August 28, 2017, Hesam Kiani was appointed as the President, Secretary and sole director of the Company, effective August 30, 2017, in order to fill the vacancies created by Mr. Heshmatpour’s resignations.

Mr. Kiani, 38, has served as the Managing Director of Enrochem, a technology development and trading company, since January 2012 and has served as the Director of Finance and a member of the board of directors of BBS Holdings Pte Ltd., a company incorporated in Singapore, developing energy measurement and management technology, since September 2014. Mr. Kiani has extensive experience serving on the boards of medium-sized businesses.

There is no arrangement or understanding between Mr. Kiani and any other person pursuant to which he was appointed as President, Secretary and sole director of the Company, nor does Mr. Kiani have any family relationship required to be disclosed under Item 401(d) of Regulation S-K promulgated by the SEC. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of August 30, 2017, by and among Enrochem (UK), Ltd., AFH Acquisition IX, Inc., and AFH Holding & Advisory LLC

10.2	Letter Amendment, dated as of September 6, 2017, by and among Enrochem Limited, AFH Acquisition IX, Inc., and AFH Holding & Advisory LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2017	AFH ACQUISITION IX, INC.

	By:	/s/ Hesam Kiani
Hesam Kiani President, Secretary, and Sole Director